UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2022

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, MA	01532
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 16, 2022, Aspen Aerogels, Inc. (the “Company”) entered into a Sales Agreement (the “2022 Sales Agreement”) with Cowen and Company, LLC (“Cowen”) and Piper Sandler & Co. (“Piper”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.00001 per share (the “Common Stock”), having an aggregate offering price of up to $150.0 million (the “Placement Shares”) through Cowen and Piper as its sales agents. The issuance and sale, if any, of the Placement Shares by the Company under the 2022 Sales Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3ASR (File No. 333-263622), which became effective when filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2022. The Company makes no assurances as to the continued effectiveness of the registration statement.

Upon delivery of a placement notice and subject to the terms and conditions of the 2022 Sales Agreement, Cowen and Piper may sell the Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended, including, without limitation, sales made through the New York Stock Exchange or on any other existing trading market for the Common Stock. Cowen and Piper will use commercially reasonable efforts to sell the Placement Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Cowen and Piper a commission equal to an aggregate of three percent (3.0%) of the gross sales proceeds of any Placement Shares sold through Cowen and Piper under the 2022 Sales Agreement, and also has provided Cowen and Piper with customary indemnification and contribution rights.

The Company is not obligated to make any sales of Common Stock under the 2022 Sales Agreement. The offering of Placement Shares pursuant to the 2022 Sales Agreement will terminate upon the earlier of (i) the sale of all Placement Shares subject to the 2022 Sales Agreement or (ii) termination of the 2022 Sales Agreement in accordance with its terms. We may terminate the Sales Agreement at any time upon five days’ notice and Cowen and Piper may each terminate the Sales Agreement at any time upon five days’ prior notice or immediately upon notice upon the occurrence of certain specified events.

The foregoing description of the 2022 Sales Agreement is qualified in its entirety by reference to the full text of the 2022 Sales Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, has issued a legal opinion relating to the Placement Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02	Termination of a Material Definitive Agreement.

As previously disclosed, on November 5, 2020, the Company entered into an At Market Issuance Sales Agreement (the “2020 Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”) with respect to an at-the-market equity program under which the Company could offer and sell, from time to time at the Company’s sole discretion, shares of its Common Stock having an aggregate offering price of up to $33,871,250, through B. Riley as its sales agent.

On March 12, 2022, the Company delivered written notice to B. Riley to terminate the 2020 Sales Agreement, which became effective on March 16, 2022 at 4:00 p.m. ET. Prior to the termination, the Company had sold an aggregate of 1,644,338 shares of Common Stock representing gross proceeds of $29,993,287 under the 2020 Sales Agreement.

A copy of the 2020 Sales Agreement was filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 5, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., dated March 16, 2022.

10.1	Sales Agreement, dated March 16, 2022, by and among the Company, Cowen and Company, LLC and Piper Sandler & Co.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date: March 16, 2022	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer